EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT


                       PSC GmbH (100% owned by the Company
                          and incorporated in Germany)

                 PSC Bar Code Limited (100% owned by the Company
                     and incorporated in the United Kingdom)

            PSC Foreign Sales Corporation (100% owned by the Company
                  and incorporated in the U.S. Virgin Islands)

                 PSC Automation, Inc. (100% owned by the Company
                          and incorporated in Florida)

            Instaread Corporation (100% owned by PSC Automation, Inc.
                          and incorporated in Florida)

                  PSC Scanning, Inc. (100% owned by the Company
                          and incorporated in Delaware)

            PSC Asia Pacific Pty. Limited (100% owned by the Company
                         and incorporated in Australia)

                     PSC S.A.R.L. (100% owned by the Company
                           and incorporated in France)

                       PSC SRL (100% owned by the Company
                           and incorporated in Italy)

                    PSC Japan K.K. (100% owned by the Company
                           and incorporated in Japan)

                  PSC Belgium, Inc. (100% owned by the Company
                          and incorporated in Delaware)

                            PSC Scandanavia AB (100%
                           owned by PSC Bar Code Ltd.
                           and incorporated in Sweden)

                             Spectra Scan Pty. Ltd.
                        (100% owned by PSC Scanning, Inc.
                         and incorporated in Australia)